(NASDAQ:OSBC)		Exhibit 99.1

Contact:	Bradley S. Adams	For Immediate Release
	Chief Financial Officer	July 26, 2017
(630) 906-5484

Old Second Reports Second Quarter 2017 Net Income of $5.5 million

AURORA, IL, July 26, 2017  – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), parent company of Old Second National Bank (the “Bank”), today announced financial results for the second quarter of 2017.  The Company’s net income was $5.5 million, or $0.18 per diluted share, for the second quarter of 2017,  as compared to $3.8 million, or $0.13 per diluted share, for the second quarter of 2016.

Operating Results

•	On July 18, 2017, the Company’s Board of Directors declared a cash dividend of $0.01 per share payable on August 7, 2017, to stockholders of record as of July 28, 2017.
•

Second quarter 2017 net income was $5.5 million, reflecting an increase of $1.6 million, or 41.9%, from the second quarter of 2016 and an increase of $885,000, or 19.4%, from the first quarter of 2017.

•

Net interest and dividend income totaled $19.0 million for the second quarter of 2017 and reflects an increase of $3.6 million, or 23.6%, over the second quarter of 2016.  Net interest and dividend income for the second quarter of 2017 reflected an increase of $1.3  million, or 7.3%, from the $17.7 million recorded in the first quarter of 2017.  Net interest income continued to be favorably impacted in the second quarter of 2017 due to the Company’s fourth quarter 2016 acquisition of $221.0 million of loans from the purchase of the Chicago branch of Talmer Bank and Trust.  Purchase accounting accretion income realized in the second quarter of 2017 totaled $495,000, as compared to $0 in the second quarter of 2016 and $355,000 in the first quarter of 2017.

•	A provision for loan losses expense of $750,000 was recorded in the second quarter of 2017. No provision for loan losses was recorded in the second quarter of 2016 or the first quarter of 2017.
•

Noninterest income was $7.3 million for the second quarter of 2017, which reflects growth of $40,000, or 0.5%, over the second quarter of 2016, and an increase of $289,000, or 4.1%, as compared to the first quarter of 2017.  These variances were primarily due to an increase in trust revenue stemming from growth in customer volume; in addition, changes in the valuation of mortgage servicing rights and net gains on the sales of mortgages resulted in favorable variances for the quarter.

•

Noninterest expense of $18.0 million for the second quarter of 2017 increased $1.3 million, or 7.7%, from the second quarter of 2016.  An increase in salaries and employee benefits was reflected due to certain one-time costs incurred as well as nine additional full-time equivalent employees in the second quarter of 2017.    Noninterest expense of $18.0 million remained the same in the second quarter of 2017 as compared to the first quarter of 2017.

Capital Ratios

	June 30,	December 31,	June 30,
	2017	2016	2016
The Bank's common equity tier 1 capital ratio	12.46%	12.53%	14.67%
The Company's common equity tier 1 capital ratio	8.55%	8.76%	10.30%
The Bank's total capital ratio	13.30%	13.45%	15.74%
The Company's total capital ratio	12.14%	12.29%	15.03%
The Company's tier 1 leverage ratio	9.09%	8.90%	8.94%

•	The ratios shown above exceed levels required to be considered “well capitalized.”

Asset Quality & Earning Assets

•

Nonperforming loans ended at $15.6 million at June 30, 2017, compared to $16.0 million at December 31, 2016, and $18.4 million at June 30, 2016.  Credit metrics continue to be relatively stable regarding nonperforming loan levels, and management is carefully monitoring loans considered to be in a classified status.  Nonperforming loans as a percent of total loans decreased to 1.0% as of June  30, 2017, from 1.1% as of December 31, 2016, and 1.6% as of June 30, 2016.

•

OREO assets totaled $11.7 million as of June 30, 2017, which is a $192,000 reduction compared to $11.9 million at December 31, 2016.  Valuation writedowns continued in the second quarter of 2017 with a quarterly expense of $392,000 compared to $489,000 in the second quarter of 2016 and $265,000 in the fourth quarter of 2016.  Nonperforming assets as a percent of total loans plus OREO decreased to 1.8% as of June 30, 2017, as compared to 2.9% as of June 30, 2016, and 1.9% as of December 31, 2016.

•

Total loans at June 30, 2017, were $1.54 billion, reflecting an increase of $60.8 million when compared to December 31, 2016.  Average loans (including loans held-for-sale) for the second quarter of 2017 were $1.51 billion, reflecting an increase of $118.7 million from quarterly average loans for the fourth quarter of 2016 and an increase of $359.1 million when compared to the second quarter of 2016.

•

As of June 30, 2017, available-for-sale securities at fair value totaled $568.2 million, as compared to $531.8 million at December 31, 2016, and $764.6 million at June 30, 2016.  The decline in securities year over year was used to fund the Talmer branch acquisition and organic loan growth.  Net losses of $131,000 pretax on the sale of securities were realized for the second quarter of 2017, as compared to no losses in the second quarter of 2016, and $193,000 in the fourth quarter of 2016.

Net Interest Income

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

(Dollars in thousands - unaudited)

	Quarters Ended
	June 30, 2017			December 31, 2016			June 30, 2016
	Average		Rate	Average		Rate	Average		Rate
	Balance	Interest	%	Balance	Interest	%	Balance	Interest	%
Assets
Interest bearing deposits with financial institutions	$11,938	$31	1.03	$54,865	$71	0.51	$12,048	$15	0.49
Securities:
Taxable	361,504	2,607	2.88	495,687	3,318	2.68	721,837	4,382	2.43
Non-taxable (TE)	225,182	3,039	5.40	37,546	404	4.30	43,241	339	3.14
Total securities	586,686	5,646	3.85	533,233	3,722	2.79	765,078	4,721	2.47
Dividends from FHLBC and FRBC	7,699	92	4.78	7,911	82	4.15	7,431	84	4.52
Loans and loans held-for-sale[1]	1,509,188	17,445	4.57	1,390,537	16,485	4.64	1,150,130	13,101	4.51
Total interest earning assets	2,115,511	23,214	4.35	1,986,546	20,360	4.03	1,934,687	17,921	3.68
Cash and due from banks	39,425	-	-	28,928	-	-	28,597	-	-
Allowance for loan losses	(15,779)	-	-	(15,388)	-	-	(16,415)	-	-
Other noninterest bearing assets	189,928	-	-	197,072	-	-	192,896	-	-
Total assets	$2,329,085			$2,197,158			$2,139,765

Liabilities and Stockholders' Equity
NOW accounts	$432,248	$107	0.10	$405,338	$97	0.10	$386,485	$88	0.09
Money market accounts	280,482	86	0.12	274,423	76	0.11	272,583	66	0.10
Savings accounts	265,066	40	0.06	253,461	39	0.06	261,321	39	0.06
Time deposits	392,779	1,025	1.05	404,507	1,018	1.00	402,912	869	0.87
Interest bearing deposits	1,370,575	1,258	0.37	1,337,729	1,230	0.37	1,323,301	1,062	0.32
Securities sold under repurchase agreements	35,652	4	0.05	31,019	1	0.01	37,433	1	0.01
Other short-term borrowings	58,572	146	0.99	27,940	36	0.50	28,187	25	0.35
Junior subordinated debentures	57,609	1,059	7.35	57,585	1,083	7.52	57,561	1,083	7.53
Senior notes	43,995	672	6.11	8,155	112	5.49	-	-	-
Subordinated debt	-	-	-	36,685	222	2.37	45,000	243	2.14
Notes payable and other borrowings	-	-	-	408	2	1.92	500	2	1.58
Total interest bearing liabilities	1,566,403	3,139	0.80	1,499,521	2,686	0.71	1,491,982	2,416	0.65
Noninterest bearing deposits	557,265	-	-	510,161	-	-	472,450	-	-
Other liabilities	18,047	-	-	12,609	-	-	12,511	-	-
Stockholders' equity	187,370	-	-	174,867	-	-	162,822	-	-
Total liabilities and stockholders' equity	$2,329,085			$2,197,158			$2,139,765
Net interest income (TE)		$20,075			$17,674			$15,505
Net interest income (TE)
to total earning assets			3.81			3.54			3.22
Interest bearing liabilities to earning assets	74.04%			75.48%			77.12%

1  Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 14 and includes fees of $573,000,  $731,000 and $531,000 for the second quarter of 2017, the fourth quarter of 2016 and the second quarter of 2016, respectively.  Nonaccrual loans are included in the above stated average balances. Tax equivalent basis is calculated using a marginal tax rate of 35%.

Tax equivalent net interest income increased $2.4 million for the quarter ended June 30, 2017, as compared to the quarter ended December 31, 2016.  Quarterly average earning assets increased $129.0 million from the fourth quarter of 2016 to a total of $2.12 billion for the period ended June 30, 2017, while yield on earning assets increased 32 basis points.   Average loan growth, including loans held-for-sale, was $118.7 million for the period ended June 30, 2017, as compared to the quarter ended December 31, 2016, while the year over year second quarter average loans, including loans held-for-sale, increased $359.1 million.  This growth was primarily due to the Talmer branch acquisition, which resulted in $221.0 million of purchased loans.  In addition, organic loan growth, driven by commercial portfolio originations, occurred in the year over year period.

Securities growth in the second quarter of 2017 stemmed from portfolio repositioning to higher yielding tax exempt securities; in the first six months of 2017, lower yielding securities were sold, and deposit growth was also utilized to fund the higher yielding securities purchases.  These security purchases, as well as a rising interest rate environment, drove a 106 basis point increase for total securities income in the second quarter of 2017 as compared to the fourth quarter of 2016, and a 138 basis point increase from the like 2016 quarter.

The cost on interest bearing liabilities for the second quarter of 2017 increased from the fourth quarter of 2016 by 9 basis points, and increased by 15 basis points from the second quarter of 2016.  Total average interest bearing liabilities have increased in all periods presented due to growth in NOW and money market accounts, and have increased since year end 2016 due to growth in savings accounts.  However, significant growth in demand deposits for each period presented has resulted in a lower cost of funds, and an increase in the net interest margin of 27 basis points as compared to the fourth quarter of 2016.  For the quarter ended June 30, 2017, average other short-term borrowings, which are Federal Home Loan Bank Chicago ( “FHLBC”) advances, increased by $30.6 million compared to the fourth quarter of 2016 and by $30.4 million as compared to the quarter ended June 30, 2016.

Noninterest Income

				2nd Qtr 2017
	Quarters Ended			Percent Change From
(dollars in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2017	2017	2016	2017	2016
Trust income	$1,638	$1,458	$1,502	12.3	9.1
Service charges on deposits	1,615	1,618	1,646	(0.2)	(1.9)
Residential mortgage banking revenue	1,711	1,625	1,611	5.3	6.2
Securities loss, net	(131)	(136)	-	3.7	N/M
Increase in cash surrender value of BOLI	350	359	319	(2.5)	9.7
Debit card interchange income	1,081	975	1,049	10.9	3.1
Gain (loss) on disposal and transfer of fixed assets	12	(2)	-	N/M	N/M
Other income	1,041	1,131	1,150	(8.0)	(9.5)
Total noninterest income	$7,317	$7,028	$7,277	4.1	0.5

N/M -  Not Meaningful

Of the noninterest income categories, trust income experienced the largest increases on both a linked quarter and year over year basis, as shown above, primarily due to favorable market conditions and increased clientele.  Debit card interchange income also improved slightly compared to first quarter 2017, due to increased customer volumes.

Noninterest Expense

				2nd Qtr 2017
	Quarters Ended			Percent Change From
(dollars in thousands)	June 30,	March 31,	June 30,	March 31,	June 30,
	2017	2017	2016	2017	2016
Salaries	$7,972	$8,057	$6,999	(1.1)	13.9
Bonus	854	465	452	83.7	88.9
Benefits and other	1,719	2,051	1,363	(16.2)	26.1
Total salaries and employee benefits	10,545	10,573	8,814	(0.3)	19.6
Occupancy, furniture and equipment expense	1,462	1,566	1,346	(6.6)	8.6
Computer and data processing	1,112	1,090	1,063	2.0	4.6
FDIC insurance	165	148	362	11.5	(54.4)
General bank insurance	264	270	272	(2.2)	(2.9)
Amortization of core deposit intangible asset	25	25	-	-	N/M
Advertising expense	452	386	435	17.1	3.9
Debit card interchange expense	399	349	620	14.3	(35.6)
Legal fees	184	104	191	76.9	(3.7)
Other real estate owned expense, net	539	709	879	(24.0)	(38.7)
Other expense	2,839	2,834	2,718	0.2	4.5
Total noninterest expense	$17,986	$18,054	$16,700	(0.4)	7.7
Efficiency ratio (defined below)	62.87%	67.51%	68.92%

N/M - Not Meaningful

The efficiency ratio shown in the table above is calculated as noninterest expense, excluding OREO expenses, divided by the sum of net interest income on a fully tax equivalent basis, total noninterest income less net gains and losses on securities and includes a tax equivalent adjustment on the increase in cash surrender value of bank-owned life insurance.

Noninterest expense for the second quarter of 2017 decreased $68,000, or 0.4%, on a linked quarter basis but increased $1.3 million, or 7.7%, year over year.  The year over year increase was driven by additional salaries and employee benefit costs primarily due to one-time executive recruitment and relocation costs of $294,000, higher insurance claims and resultant premium expense, and nine additional full time equivalent employees due primarily to the Talmer branch acquisition in late 2016.  The linked quarter decrease is minimal and primarily attributable to reductions in OREO expense due to the decline in OREO assets.

Earning Assets

				June 30, 2017
Loans	As of			Percent Change From
(dollars in thousands)	June 30,	December 31,	June 30,	December 31,	June 30,
	2017	2016	2016	2016	2016
Commercial	$256,760	$228,113	$127,709	12.6	101.1
Real estate - commercial	706,103	736,247	600,942	(4.1)	17.5
Real estate - construction	93,661	64,720	22,204	44.7	321.8
Real estate - residential	398,170	377,851	352,595	5.4	12.9
Consumer	2,878	3,237	2,966	(11.1)	(3.0)
Overdraft	316	436	504	(27.5)	(37.3)
Lease financing receivables	70,138	55,451	42,013	26.5	66.9
Other	10,943	11,537	11,127	(5.1)	(1.7)
	1,538,969	1,477,592	1,160,060	4.2	32.7
Net deferred loan costs	678	1,217	1,091	(44.3)	(37.9)
Total loans	$1,539,647	$1,478,809	$1,161,151	4.1	32.6

Loans listed above were reclassified for June 30, 2016, between the classifications listed to align with credit quality disclosures for the year ended December 31, 2016.

Total loans increased by $60.8 million at the end of the second quarter of 2017 as compared to year end 2016, and $378.5 million as compared to the second quarter of 2016.  The Talmer branch acquisition of $221.0 million of new loans, organic loan growth experienced over the past year, primarily in commercial loans, and a second quarter 2017 purchase of $16.7 million of home equity loans, resulted in the favorable variance to prior periods.  Growth was also experienced in the real estate-construction and lease financing receivables portfolios for the year to date and year over year periods, excluding the impact of the Talmer branch acquisition.

				June 30, 2017
Securities	As of			Percent Change From
(dollars in thousands)	June 30,	December 31,	June 30,	December 31,	June 30,
	2017	2016	2016	2016	2016
Securities available-for-sale, at fair value
U.S. government agencies	-	-	1,522	N/M	N/M
U.S. government agency mortgage-backed	20,846	41,534	43,646	(49.8)	(52.2)
States and political subdivisions	225,518	68,703	42,621	228.3	429.1
Corporate bonds	12,616	10,630	30,208	18.7	(58.2)
Collateralized mortgage obligations	100,913	170,927	289,225	(41.0)	(65.1)
Asset-backed securities	140,385	138,407	250,959	1.4	(44.1)
Collateralized loan obligations	67,949	101,637	106,370	(33.1)	(36.1)
Total securities available-for-sale	$568,227	$531,838	$764,551	6.8	(25.7)

N/M -  Not Meaningful

The investment portfolio ended the second quarter of 2017 at $568.2 million, an increase of $36.4 million from $531.8 million at December 31, 2016, but $196.3 million less than $764.6 million as of June 30, 2016.  The decline during 2016 is due to security sales to fund the Talmer branch acquisition,  as well as funding needs due to organic loan growth.  During the fourth quarter of 2016 and during the 2017 year to date period, select collateralized mortgage obligations and asset-backed securities were liquidated to allow for portfolio repositioning in favor of high quality state and municipal securities.  These sales resulted in $267,000 of net security losses in the first six months of 2017, but the resultant security purchases with the funds from security sales and deposit growth impacted the net interest margin favorably with higher yielding assets.  In addition, there was a significant decline in collateralized loan obligations (“CLOs”) during 2017 due to calls of a number of issues held by the Company.  This call activity occurred because the contractual spreads of the securities held in the portfolio were materially higher than those for newly-issued CLOs, which created a financial incentive for issuers to call existing CLO’s and re-use the underlying loan collateral for newly-created issues.

Asset Quality

				June 30, 2017
Nonperforming assets	As of			Percent Change From
(dollars in thousands)	June 30,	December 31,	June 30,	December 31,	June 30,
	2017	2016	2016	2016	2016
Nonaccrual loans	$14,683	$15,283	$18,260	(3.9)	(19.6)
Nonperforming troubled debt restructured loans accruing interest	935	718	162	30.2	477.2
Loans past due 90 days or more and still accruing interest	-	-	-	N/M	N/M
Total nonperforming loans	15,618	16,001	18,422	(2.4)	(15.2)
Other real estate owned	11,724	11,916	16,252	(1.6)	(27.9)
Total nonperforming assets	$27,342	$27,917	$34,674	(2.1)	(21.1)

30-89 days past due loans	$6,088	$5,139	$1,368
Nonaccrual loans to total loans	1.0%	1.0%	1.6%
Nonperforming loans to total loans	1.0%	1.1%	1.6%
Nonperforming assets to total loans plus OREO	1.8%	1.9%	2.9%

Allowance for loan losses	$15,836	$16,158	$15,822
Allowance for loan losses to loans	1.0%	1.1%	1.4%
Allowance for loan losses to nonaccrual loans	107.9%	105.7%	86.6%

N/M - Not Meaningful

Nonperforming loans consist of nonaccrual loans, nonperforming restructured accruing loans and loans 90 days or greater past due but still accruing.  Nonperforming loans to total loans of 1.0% decreased in the second quarter of 2017, as compared to the fourth quarter of 2016 and the second quarter of 2016, primarily due to the transfer of certain nonaccrual loans to OREO in 2017.  Nonperforming assets to total loans plus OREO also reflected a reduction due to the Talmer branch purchase, as well as the continued OREO liquidations and write-downs recorded in 2016 and 2017.  Finally, the allowance for loan losses to loans was 1.0% as of June 30, 2017, which is materially unchanged from year end 2016; the allowance excludes the purchase accounting credit marks recorded on the Talmer branch purchased loans.

				June 30, 2017
Classified loans	As of			Percent Change From
(dollars in thousands)	June 30,	December 31,	June 30,	December 31,	June 30,
	2017	2016	2016	2016	2016
Real estate-construction	$397	$458	$257	(13.3)	54.5
Real estate-residential:
Investor	843	1,096	1,310	(23.1)	(35.6)
Multifamily	4,824	-	-	N/M	N/M
Owner occupied	4,935	7,225	6,540	(31.7)	(24.5)
Revolving and junior liens	1,963	2,340	3,370	(16.1)	(41.8)
Real estate-commercial, nonfarm	7,494	9,946	13,665	(24.7)	(45.2)
Real estate-commercial, farm	1,305	1,782	56	(26.8)	N/M
Commercial	255	2,527	1,646	(89.9)	(84.5)
Leases	460	1,109	813	(58.5)	(43.4)
Consumer	9	1	1	N/M	N/M
Total classified loans	$22,485	$26,484	$27,658	(15.1)	(18.7)

N/M - Not Meaningful

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard, as shown below.  Classified loans totaled $22.5 million as of June 30, 2017, which reflects a decrease of  $4.0 million, or 15.1%, from year end 2016, and a decrease of $5.2 million, or 18.7%, from the like quarter of 2016.  This reduction is primarily due to an increase in total loans due to the Talmer branch acquisition, as well as success in remediating a number of classified loans.  Management’s review of the loan portfolio concluded that a $750,000 loan loss provision was necessary for the second quarter of 2017.  A loan loss provision of $750,000 was recorded in the fourth quarter of 2016, which was the only provision expense recorded in 2016.

Net Charge-off Summary

Loan Charge-offs, net of recoveries	Quarters Ended
(dollars in thousands)	June 30,	% of	March 31,	% of	June 30,	% of
	2017	Total[1]	2017	Total[1]	2016	Total[1]
Real estate-construction
Homebuilder	$(1)	(0.2)	$(17)	(4.1)	$(5)	(1.2)
Land	(48)	(7.3)	-	-	-	-
All other	(11)	(1.7)	3	0.7	(1)	(0.2)
Total real estate-construction	(60)	(9.2)	(14)	(3.4)	(6)	(1.4)
Real estate-residential
Investor	(16)	(2.4)	(1)	(0.2)	16	3.8
Multifamily	129	19.7	(9)	(2.2)	(39)	(9.2)
Owner occupied	723	110.4	(2)	(0.5)	74	17.5
Revolving and junior liens	(109)	(16.6)	65	15.6	(170)	(40.1)
Total real estate-residential	727	111.1	53	12.6	(119)	(28.0)
Real estate-commercial, nonfarm
Owner general purpose	(1)	(0.2)	-	-	(106)	(25.0)
Owner special purpose	(6)	(0.9)	(5)	(1.2)	(5)	(1.2)
Non-owner general purpose	(39)	(6.0)	250	60.0	314	74.1
Non-owner special purpose	-	-	(6)	(1.4)	-	-
Retail properties	4	0.6	-	-	342	80.7
Total real estate-commercial, nonfarm	(42)	(6.5)	239	57.4	545	128.6
Commercial	1	0.2	(1)	(0.2)	-	-
Leases	-	-	117	28.1	-	-
Consumer	34	5.2	25	6.0	11	2.6
Other	(5)	(0.8)	(2)	(0.5)	(7)	(1.8)
Net charge-offs / (recoveries)	$655	100.0	$417	100.0	$424	100.0

1  Represents the percentage of total charge-offs attributable to each category of loans.

Gross charge-offs for the quarter ended June 30, 2017, were $1.1 million compared to $936,000 for the quarter ended June 30, 2016.  Gross recoveries for the quarter ended June 30, 2017, were $411,000 compared to $512,000 for the quarter ended June 30, 2016.  Continued recoveries are indicative of the ongoing aggressive efforts by management to effectively manage and resolve prior charge-offs.

Deposits

Total deposits were $1.91 billion at June 30, 2017, which reflects an increase of $43.4 million from total deposits of $1.87 billion at December 31, 2016.  Demand deposits increased by $32.8 million, while money markets, savings and NOW balances increased by  $20.9 million.  Total time deposits or certificates of deposit reflected a decrease of $10.3 million in the first six months of 2017.  Growth in the commercial loan portfolio has driven commercial demand deposits to a higher level; demand deposits are also higher due to seasonal real estate tax collections.

Borrowings

As of June 30, 2017, the Bank had $75.0 million in FHLBC advances outstanding as compared to $70.0 million in FHLBC advances at December 31, 2016.

The Company is indebted on senior notes totaling $44.0 million, net of deferred issuance costs, as of June 30, 2017.  The Company is also indebted on $57.6 million, net of deferred issuance costs, of junior subordinated debentures, which are related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II. The Trust II issuance converted from fixed to floating rate at three month LIBOR plus 150 basis points on June 15, 2017.  Upon conversion to a floating rate, a cash flow hedge was initiated which resulted in the total interest rate paid on the debt of 4.34%, as compared to the rate paid prior to June  15, 2017 of 6.77%.

Capital

	June 30,	December 31,	June 30,
	2017	2016	2016
The Company's common equity tier 1 capital ratio	8.55%	8.76%	10.30%
(minimum 4.5% for adequately capitalized)
The Company's tier 1 capital ratio	11.06%	10.88%	12.71%
(minimum 6.0% for adequately capitalized)
The Company's total capital ratio	12.14%	12.29%	15.03%
(minimum 8.0% for adequately capitalized)
The Company's tier 1 leverage ratio	9.09%	8.90%	8.94%
(minimum 4.0% for adequately capitalized)

As of June 30, 2017, the Bank’s common equity tier 1 capital ratio of 12.46% and total capital ratio of 13.30% exceeded the minimum capital ratios to be deemed “well capitalized.”

Non-GAAP Presentations: Management has historically disclosed certain non-GAAP ratios to evaluate and measure the Company’s performance, including a net interest margin calculation.  The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management also disclosed other non-GAAP measures in the discussion above and in the following tables.  The efficiency ratio is discussed in the noninterest expense presentation on page 4.  The tables on page 14 provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward-Looking Statements: This report may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company’s beliefs as of the date of this release.  Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors and therefore the reader should not place undue reliance on such forward-looking statements.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results or cause actual results to differ substantially from those discussed or implied in forward-looking statements contained in this release, please review our filings with the Securities and Exchange Commission.

Conference Call

The Company will host an earnings call on Thursday, July 27, 2017, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  Investors may listen to the Company’s earnings call via telephone by dialing 877-407-8035.  Investors should call into the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on August 3, 2017, by dialing 877-481-4010, using Conference ID: 15977.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

	(unaudited)
	June 30,	December 31,
	2017	2016
Assets
Cash and due from banks	$32,614	$33,805
Interest bearing deposits with financial institutions	18,483	13,529
Cash and cash equivalents	51,097	47,334
Securities available-for-sale, at fair value	568,227	531,838
Federal Home Loan Bank Chicago ("FHLBC") and Federal Reserve Bank Chicago ("FRBC") stock	8,593	7,918
Loans held-for-sale	5,440	4,918
Loans	1,539,647	1,478,809
Less: allowance for loan losses	15,836	16,158
Net loans	1,523,811	1,462,651
Premises and equipment, net	38,061	38,977
Other real estate owned	11,724	11,916
Mortgage servicing rights, net	6,528	6,489
Goodwill and core deposit intangible	8,968	9,018
Bank-owned life insurance ("BOLI")	61,041	60,332
Deferred tax assets, net	45,356	53,464
Other assets	14,595	16,333
Total assets	$2,343,441	$2,251,188

Liabilities
Deposits:
Noninterest bearing demand	$546,463	$513,688
Interest bearing:
Savings, NOW, and money market	971,715	950,849
Time	391,967	402,248
Total deposits	1,910,145	1,866,785
Securities sold under repurchase agreements	36,361	25,715
Other short-term borrowings	75,000	70,000
Junior subordinated debentures	57,615	57,591
Senior notes	44,008	43,998
Other liabilities	29,182	11,889
Total liabilities	2,152,311	2,075,978

Stockholders’ Equity
Common stock	34,626	34,534
Additional paid-in capital	117,186	116,653
Retained earnings	138,442	129,005
Accumulated other comprehensive loss	(2,668)	(8,762)
Treasury stock	(96,456)	(96,220)
Total stockholders’ equity	191,130	175,210
Total liabilities and stockholders’ equity	$2,343,441	$2,251,188

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Income

(In thousands, except share data)

	(unaudited)		(unaudited)
	Quarters Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Interest and dividend income
Loans, including fees	$17,385	$13,039	$33,994	$26,097
Loans held-for-sale	37	39	61	67
Securities:
Taxable	2,607	4,382	5,570	8,593
Tax exempt	1,975	220	3,040	399
Dividends from FHLBC and FRBC stock	92	84	177	168
Interest bearing deposits with financial institutions	31	15	54	34
Total interest and dividend income	22,127	17,779	42,896	35,358
Interest expense
Savings, NOW, and money market deposits	233	193	456	384
Time deposits	1,025	869	2,004	1,691
Other short-term borrowings	150	26	258	46
Junior subordinated debentures	1,059	1,083	2,143	2,167
Senior notes	672	-	1,345	-
Subordinated debt	-	243	-	482
Notes payable and other borrowings	-	2	-	4
Total interest expense	3,139	2,416	6,206	4,774
Net interest and dividend income	18,988	15,363	36,690	30,584
Provision for loan losses	750	-	750	-
Net interest and dividend income after provision for loan losses	18,238	15,363	35,940	30,584
Noninterest income
Trust income	1,638	1,502	3,096	2,871
Service charges on deposits	1,615	1,646	3,233	3,205
Secondary mortgage fees	223	280	399	473
Mortgage servicing rights mark to market loss	(429)	(733)	(562)	(1,774)
Mortgage servicing income	444	422	879	843
Net gain on sales of mortgage loans	1,473	1,642	2,620	2,854
Securities loss, net	(131)	-	(267)	(61)
Increase in cash surrender value of BOLI	350	319	709	604
Debit card interchange income	1,081	1,049	2,056	1,996
Gain (loss) on disposal and transfer of fixed assets, net	12	-	10	(1)
Other income	1,041	1,150	2,172	2,542
Total noninterest income	7,317	7,277	14,345	13,552
Noninterest expense
Salaries and employee benefits	10,545	8,814	21,118	17,840
Occupancy, furniture and equipment	1,462	1,346	3,028	2,927
Computer and data processing	1,112	1,063	2,202	1,988
FDIC insurance	165	362	313	565
General bank insurance	264	272	534	570
Amortization of core deposit intangible	25	-	50	-
Advertising expense	452	435	838	782
Debit card interchange expense	399	620	748	823
Legal fees	184	191	288	352
Other real estate expense, net	539	879	1,248	1,617
Other expense	2,839	2,718	5,673	5,500
Total noninterest expense	17,986	16,700	36,040	32,964
Income before income taxes	7,569	5,940	14,245	11,172
Provision for income taxes	2,112	2,095	4,216	4,005
Net income	$5,457	$3,845	$10,029	$7,167

Basic earnings per share	$0.19	$0.13	$0.34	$0.24
Diluted earnings per share	0.18	0.13	0.33	0.24

Ending common shares outstanding	29,627,086	29,554,716	29,627,086	29,554,716
Weighted-average basic shares outstanding	29,587,095	29,535,915	29,573,881	29,509,672
Weighted-average diluted shares outstanding	30,015,905	29,841,239	29,976,544	29,823,504

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, unaudited)

	2016				2017
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Cash and due from banks	$27,813	$28,597	$41,344	$28,928	$33,585	$39,425
Interest bearing deposits with financial institutions	15,513	12,048	50,054	54,865	12,121	11,938
Cash and cash equivalents	43,326	40,645	91,398	83,793	45,706	51,363

Securities available-for-sale, at fair value	486,924	684,179	659,890	533,233	563,897	586,686
Securities held-to-maturity, at amortized cost	246,772	80,899	-	-	-	-
FHLBC and FRBC stock	8,518	7,431	7,918	7,911	7,614	7,699
Loans held-for-sale	2,912	4,238	5,295	4,050	2,670	3,616
Loans	1,138,985	1,145,892	1,186,279	1,386,487	1,484,556	1,505,572
Less: allowance for loan losses	16,257	16,415	15,767	15,388	16,292	15,779
Net loans	1,122,728	1,129,477	1,170,512	1,371,099	1,468,264	1,489,793

Premises and equipment, net	39,416	39,143	39,191	39,129	38,917	38,395
Other real estate owned	18,760	16,906	14,888	14,008	13,464	12,596
Mortgage servicing rights, net	5,347	5,151	4,822	5,618	6,543	6,464
Goodwill and core deposit intangible	-	-	-	3,195	9,005	8,981
Bank-owned life insurance ("BOLI")	59,178	59,459	59,787	60,153	60,446	60,806
Deferred tax assets, net	65,210	61,768	57,692	55,902	52,747	48,459
Other assets	9,346	10,469	13,833	19,067	11,714	14,227
Total other assets	197,257	192,896	190,213	197,072	192,836	189,928
Total assets	$2,108,437	$2,139,765	$2,125,226	$2,197,158	$2,280,987	$2,329,085

Liabilities
Deposits:
Noninterest bearing demand	$450,150	$472,450	$472,599	$510,161	$525,454	$557,265
Interest bearing:
Savings, NOW, and money market	915,924	920,389	907,531	933,222	969,609	977,796
Time	407,743	402,912	401,999	404,507	394,388	392,779
Total deposits	1,773,817	1,795,751	1,782,129	1,847,890	1,889,451	1,927,840

Securities sold under repurchase agreements	35,776	37,433	31,892	31,019	29,805	35,652
Other short-term borrowings	27,802	28,187	22,174	27,940	56,111	58,572
Junior subordinated debentures	57,549	57,561	57,573	57,585	57,597	57,609
Senior Notes	-	-	-	8,155	43,978	43,995
Subordinated debt	45,000	45,000	45,000	36,685	-	-
Notes payable and other borrowings	500	500	500	408	-	-
Other liabilities	11,033	12,511	15,539	12,609	25,061	18,047
Total liabilities	1,951,477	1,976,943	1,954,807	2,022,291	2,102,003	2,141,715

Stockholders' equity
Common stock	34,427	34,505	34,533	34,533	34,451	34,577
Additional paid-in capital	115,945	116,065	116,365	116,537	116,747	117,077
Retained earnings	116,231	119,640	123,771	128,017	131,631	136,384
Accumulated other comprehensive loss	(13,677)	(11,241)	(8,030)	(8,000)	(7,692)	(4,310)
Treasury stock	(95,966)	(96,147)	(96,220)	(96,220)	(96,243)	(96,358)
Total stockholders' equity	156,960	162,822	170,419	174,867	178,894	187,370
Total liabilities and stockholder's equity	$2,108,437	$2,139,765	$2,125,226	$2,197,158	$2,280,897	$2,329,085

Total Earning Assets	$1,899,624	$1,934,687	$1,909,436	$1,986,546	$2,070,858	$2,115,511
Total Interest Bearing Liabilities	1,490,294	1,491,982	1,466,669	1,499,521	1,551,488	1,566,403

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Income

(In thousands, except share data, unaudited)

	2016				2017
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr
Interest and Dividend Income
Loans, including fees	$13,058	$13,039	$13,496	$16,426	$16,609	$17,385
Loans held-for-sale	28	39	48	36	24	37
Securities:
Taxable	4,211	4,382	3,954	3,318	2,963	2,607
Tax exempt	179	220	180	263	1,065	1,975
Dividends from FHLB and FRBC stock	84	84	83	82	85	92
Interest bearing deposits with financial institutions	19	15	64	71	23	31
Total interest and dividend income	17,579	17,779	17,825	20,196	20,769	22,127
Interest Expense
Savings, NOW, and money market deposits	191	193	193	212	223	233
Time deposits	822	869	931	1,018	979	1,025
Other short-term borrowings	20	26	23	37	108	150
Junior subordinated debentures	1,084	1,083	1,084	1,083	1,084	1,059
Senior notes	-	-	-	112	673	672
Subordinated debt	239	243	245	222	-	-
Notes payable and other borrowings	2	2	2	2	-	-
Total interest expense	2,358	2,416	2,478	2,686	3,067	3,139
Net interest and dividend income	15,221	15,363	15,347	17,510	17,702	18,988
Provision for loan losses	-	-	-	750	-	750
Net interest and dividend income after reserve for loan losses	15,221	15,363	15,347	16,760	17,702	18,238
Noninterest Income
Trust income	1,369	1,502	1,403	1,396	1,458	1,638
Service charges on deposits	1,559	1,646	1,756	1,723	1,618	1,615
Secondary mortgage fees	193	280	322	243	176	223
Mortgage servicing rights mark to market	(1,041)	(733)	(147)	1,002	(133)	(429)
Mortgage servicing income	421	422	437	444	435	444
Net gain on sales of mortgage loans	1,212	1,642	2,177	1,312	1,147	1,473
Securities losses, net	(61)	-	(1,959)	(193)	(136)	(131)
Increase in cash surrender value of BOLI	285	319	383	296	359	350
Debit card interchange income	947	1,049	1,013	1,018	975	1,081
(Loss) gain on disposal and transfer of fixed assets	(1)	-	-	-	(2)	12
Other income	1,392	1,150	1,209	1,187	1,131	1,041
Total noninterest income	6,275	7,277	6,594	8,428	7,028	7,317
Noninterest Expense
Salaries and employee benefits	9,026	8,814	9,014	9,380	10,573	10,545
Occupancy, furniture and equipment	1,581	1,346	1,500	1,636	1,566	1,462
Computer and data processing	925	1,063	1,105	1,256	1,090	1,112
FDIC insurance	203	362	228	72	148	165
General bank insurance	298	272	269	270	270	264
Amortization of core deposit intangible	-	-	-	16	25	25
Advertising expense	347	435	430	421	386	452
Debit card interchange expense	203	620	363	269	349	399
Legal fees	161	191	242	206	104	184
Other real estate expense, net	738	879	426	700	709	539
Other expense	2,782	2,718	3,005	2,989	2,834	2,839
Total noninterest expense	16,264	16,700	16,582	17,215	18,054	17,986
Income before income taxes	5,232	5,940	5,359	7,973	6,676	7,569
Provision for income taxes	1,910	2,095	1,860	2,955	2,104	2,112
Net income	$3,322	$3,845	$3,499	$5,018	$4,572	$5,457

Basic earnings per share	$0.11	$0.13	$0.12	$0.17	$0.15	$0.19
Diluted earnings per share	0.11	0.13	0.12	0.17	0.15	0.18

The table below provides a reconciliation of each non-GAAP tax equivalent measure to the most comparable GAAP measure for the periods indicated:

	Quarters Ended			Six Months Ended
	June 30,	December 31,	June 30,	June 30,
	2017	2016	2016	2017	2016
Net Interest Margin
Interest income (GAAP)	$22,127	$20,196	$17,779	$42,896	$35,358
Taxable-equivalent adjustment:
Loans	23	23	23	45	47
Securities	1,064	141	119	1,637	215
Interest income (TE)	23,214	20,360	17,921	44,578	35,620
Interest expense (GAAP)	3,139	2,686	2,416	6,206	4,774
Net interest income (TE)	$20,075	$17,674	$15,505	$38,372	$30,846
Net interest income (GAAP)	$18,988	$17,510	$15,363	$36,690	$30,584
Average interest earning assets	$2,115,511	$1,986,546	$1,934,687	$2,093,308	$1,917,155
Net interest margin (GAAP)	3.60%	3.51%	3.19%	3.53%	3.21%
Net interest margin (TE)	3.81%	3.54%	3.22%	3.70%	3.24%

	Quarters Ended
	June 30,	March 31,	June 30,
	2017	2017	2016
Efficiency Ratio
Noninterest expense	$17,986	$18,054	$16,700
Less amortization of core deposit	25	25	-
Less other real estate expense, net	539	709	879
Adjusted noninterest expense	17,422	17,320	15,821
Net interest income (GAAP)	18,988	17,702	15,363
Taxable-equivalent adjustment:
Loans	23	22	23
Securities	1,064	573	119
Net interest income (TE)	20,075	18,297	15,505
Noninterest income	7,317	7,028	7,277
Taxable-equivalent adjustment:
Increase in cash surrender value of BOLI (TE)	188	193	172
Noninterest income (TE)	7,505	7,221	7,449
Less securities loss, net	(131)	(136)	-
Adjusted noninterest income, plus net interest income (TE)	$27,711	$25,654	$22,954
Efficiency ratio	62.87%	67.51%	68.92%